POWER OF ATTORNEY

Each undersigned Trustee of Trust for Advised Portfolios (the ''Trust") hereby appoints Christopher E. Kashmerick and Russell B. Simon, each an officer of the Trust, each individually with power of substitution or resubstitution, his true and lawful attorneys-in-fact and agents (each, an "Attorney-in-Fact") with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter "Acts"), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (hereafter "SEC") in respect thereof, filing by the Trust of a Registration Statement on Form N-14 relating to the reorganization of Legg Mason Opportunity Trust, a series of Legg Mason Investment Trust, a Maryland statutory trust into the Miller Opportunity Trust, a corresponding series of the Trust and the Miller Income Opportunity Trust, a series of Legg Mason Global Asset Management Trust, a Maryland statutory trust into the Miller Income Fund, a corresponding series of the Trust, pursuant to the Acts and any amendments thereto (together "SEC filings"), signing in the name and on behalf of the undersigned as a Trustee of the Trust any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

Each undersigned Trustee hereby executes this Power of Attorney as of the 8th day of November 2016.

Name	Title

/s/ Ian Martin
Ian Martin	Interested Trustee

/s/ John Chrystal
John Chrystal	Independent Trustee

/s/ Albert J. DiUlio, S.J.
Albert J. DiUlio, S.J.	Independent Trustee

/s/ David S. Krause
David S. Krause	Independent Trustee

/s/ Harry E. Resis
Harry E. Resis	Independent Trustee